UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 30, 2024

Date of Report (Date of earliest event reported)

CalciMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 307 La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 952-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001, par value per share	CALC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 30, 2024, CalciMedica, Inc. (the “Company”) issued a press release announcing late-breaking positive data from the Phase 2b CARPO trial of Auxora in acute pancreatitis (“AP”) patients with accompanying systemic inflammatory response syndrome (“SIRS”). A copy of the press release is attached hereto as Exhibit 99.1.

Included as Exhibit 99.2 to this Form 8-K is a slide presentation titled “Developing Novel Therapies for Acute Inflammatory and Immunologic Diseases” dated October 2024, that is incorporated herein by reference. The Company intends to utilize this presentation and its contents in various meetings with securities analysts, investors and others.

The information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing we make with the U.S. Securities and Exchange Commission (“SEC”), whether before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

On October 30, 2024, the Company announced late-breaking positive data from CARPO, the Company’s international, randomized, double-blind, placebo-controlled, dose-ranging Phase 2b trial evaluating Auxora for the treatment of AP with accompanying SIRS. These data demonstrate the potential of Auxora to address the significant disease burden of AP for the estimated 300,000 U.S. patients hospitalized for AP annually, with an estimated 100,000 with accompanying SIRS.

The Phase 2b CARPO trial intended to establish Auxora’s dose-response and efficacy in AP with accompanying SIRS. The trial reached its target enrollment of 216. Patients were randomized into four groups to receive either high 2.0 mg/kg dose (n=53), medium 1.0 mg/kg dose (n=56) or low 0.5 mg/kg dose (n=52) of Auxora or a matched dose of placebo (n=53) intravenously every 24 hours for a total of three doses. Treatment and observation of patients continued for 30 days. CT scans to evaluate pancreatic inflammation and necrosis were performed at study entry and at 30 days. Patients were stratified by baseline hematocrit, a biomarker for inflammation severity and were well-matched for all baseline characteristics with the exception that the placebo group had approximately 12% lower proportion of hyper-inflamed patients than the study overall.

Summary of Efficacy & Safety Data

In addition to the topline data previously reported in June 2024, the Phase 2b CARPO trial met its study objective by showing clinically meaningful reductions for observed high and/or medium dose Auxora patients compared to placebo or combined placebo and low dose Auxora patients in additional key endpoints including statistically significant reductions in rates of new-onset severe respiratory failure and new-onset persistent respiratory failure, reductions in new-onset necrotizing pancreatitis, reduced times to medically indicated discharge and reductions in the proportion of patients requiring long hospital stays.

New onset severe respiratory failure, defined as (i) receiving invasive mechanical ventilation or (ii) use of either high-flow nasal cannula or non-invasive mechanical ventilation for 48 hours or longer, occurred in 0% of high dose patients, 0% of medium dose patients, 8.3% of low dose patients, and 8.5% of placebo patients, representing a 100% (p = 0.0027) relative risk reduction when combined high and medium dose patients were compared to combined low dose and placebo patients. New-onset persistent respiratory failure, defined as (i) severe respiratory failure or (ii) not severe respiratory failure but PaO2 /FiO2 of 300 or lower for 48 hours or longer and use of low-flow oxygen support, occurred in 8% of high dose patients, 1.9% of medium dose patients, 10.4% of low dose patients, and 17% of placebo patients, representing a 64.2% (p = 0.0476) relative risk reduction when combined high and medium dose patients were compared to combined low dose and placebo patients.

Additionally, new onset necrotizing pancreatitis, measured on day 30 occurred in 29.7% of high dose patients, 40.8% of medium dose patients, 38.6% of low dose patients, and 37.0% of placebo patients, representing a relative risk reduction of approximately 20% for high dose patients compared to placebo patients.

Median time to medically indicated discharge, defined as (i) no clinical evidence of infection necessitating continued hospitalization, (ii) solid food tolerance, and (iii) abdominal pain resolved or controlled with non-opiate medications, was 89.0 hours for high dose patients, 104.5 hours for medium dose patients, 109.5 hours for low dose patients, and 104.0 hours for placebo patients, demonstrating a reduction of 15.0 hours for high dose patients when compared to placebo. Long hospital stays were reduced in combined high and medium dose patients compared to combined low dose and placebo patients, with 18% vs 31% of patients in the hospital longer than 7 days, 5% vs 10% longer than 14 days, and 1% vs 6% longer than 21 days, respectively. There were no high dose patients who stayed in the hospital longer than 21 days.

When key endpoints—all-cause mortality, new-onset severe respiratory failure, new-onset necrotizing pancreatitis, and time to medically indicated discharge—were integrated into a win ratio analysis, the high dose of Auxora outperformed placebo by a similar margin across all endpoints and delivered a stratified win ratio of 1.640 (p = 0.0372).

As in prior Phase 2 trials, Auxora provided patients with clinically meaningful improvement and was well-tolerated. There was a trend of decreasing treatment emergent serious adverse event (“TESAE”) rates with increasing doses of drug. Additionally, there were no drug-related TESAEs or deaths in patients receiving the high dose of Auxora.

Planned Activities

Planning for a Phase 3 program of Auxora in patients with AP with accompanying SIRS is ongoing, with the CARPO trial results expected to inform the design and characteristics, pending an end-of-Phase 2 meeting with the U.S. Food and Drug Administration (“FDA”).

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, statements related to the Company’s business strategy; the potential benefits of Auxora for treatment of AP patients and the healthcare system, including its potential to address the significant disease burden of AP; the estimated patient population and demographics of patients with AP; the Company’s target patient population in AP and the likely drug dose for a Phase 3 trial of Auxora for the treatment of AP; the Company’s planned and ongoing clinical trials and the timing, design, expected patient enrollment thereof and the expected timing for the release of data from those trials; plans for an end of Phase 2 meeting with the FDA for CARPO; plans regarding its ongoing Phase 1/2 CRSPA trial of Auxora in pediatric patients with asparaginase-induced pancreatic toxicity (“AIPT”) and its planned Phase 2 KOURAGE trial of Auxora in acute kidney injury (“AKI”) with associated acute hypoxemic respiratory failure; the potential benefits of Auxora for the treatment of AIPT and AKI; expected IP protections for Auxora; and the potential of the Company’s proprietary technology to provide therapeutic benefits in life-threatening inflammatory and immunologic diseases. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including, but not limited to, risks and uncertainties related to: the impact of fluctuations in global financial markets on the Company’s business and the actions it may take in response thereto; the Company’s ability to execute its plans and strategies; the ability to obtain and maintain regulatory approval for Auxora; results from clinical trials or preclinical studies, including preliminary results, may not be indicative of results that may be observed in the future; potential safety and other complications from Auxora; the scope progress and expansion of developing and commercializing Auxora; the size and growth of the market therefor and the rate and degree of market acceptance thereof; economic, business, competitive, and/or regulatory factors affecting the business of the Company generally; the Company’s ability to protect its intellectual property position; the impact of government laws and regulations; and the Company’s need for additional capital. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the U.S. Securities and Exchange Commission (“SEC”), including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time.

The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 30, 2024.

99.2	Slide presentation titled “Developing Novel Therapies for Acute Inflammatory and Immunologic Diseases” dated October 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CalciMedica, Inc.

Date: October 30, 2024	By:	/s/ A. Rachel Leheny, Ph.D.
	Name:	A. Rachel Leheny, Ph.D.
	Title:	Chief Executive Officer